EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                                                     STATE OF
NAME                                                 OWNERSHIP %   INCORPORATION
----                                                 -----------   -------------
Public Service Electric and Gas Company .............    100        New Jersey
Energy Holdings Inc. ................................    100        New Jersey
PSEG Resources Inc. .................................    100        New Jersey

      The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.